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                     SURGE COMPONENTS, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE


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
                                                             Three Months                      Six Months
                                                             Ended May 31,                    Ended May 31,
                                                     -----------------------------    -----------------------------
                                                          2001           2000              2001           2000
                                                     -------------   -------------    -------------  --------------

Basic earnings:
   Net (loss) income.............................    $  (1,620,057)  $     392,480    $  (3,713,322) $    1,211,564

Shares:
   Weighted common shares outstanding............        6,753,798       4,973,747        6,699,668       4,931,374
                                                     -------------   -------------    -------------  --------------

Basic earnings per common share..................    $        (.24)  $         .08    $        (.55) $          .25
                                                     =============   =============    =============  ==============

Diluted earnings:
   Net (loss) income.............................    $  (1,620,057)  $     392,480    $  (3,713,322) $    1,211,564
   Add interest expense on convertible debt......               --         214,768               --         281,293
                                                     -------------   -------------    -------------  --------------
Net (loss) income and assumed conversion.........       (1,620,057)        607,248       (3,713,322)      1,492,857
                                                     -------------   -------------    -------------  --------------

Shares:
   Weighted common shares outstanding............        6,753,798       4,973,747        6,699,668       4,931,374
   Employees stock options.......................               --       2,054,935               --       1,902,110
   Convertible notes.............................               --         981,225               --         882,826
                                                     -------------   -------------    -------------  --------------

Total weighted shares outstanding................        6,753,798       8,009,907        6,699,668       7,716,310
                                                     -------------   -------------    -------------  --------------

Diluted earnings per common share................    $        (.24)  $         .08    $        (.55) $          .19
                                                     =============   =============    =============  ==============
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